UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2023
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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive			92130
San Diego	California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2023 by Tandem Diabetes Care, Inc. (“Tandem” or the “Company”), on November 7, 2023, the Company and David B. Berger, the Company’s Executive Vice President and Chief Operating Officer, determined that Mr. Berger will be stepping down from his current position effective December 31, 2023.

On December 5, 2023, the Company and Mr. Berger entered into a transition and consulting agreement (the “Agreement”). Pursuant to the Agreement, beginning January 1, 2024, Mr. Berger will remain a part-time employee of the Company, providing advisory services to the Company at a base salary rate of $29,139 per month, paid in accordance with the Company’s regular payroll schedule, until June 30, 2024, unless terminated earlier by either party (such date, the “Separation Date,” and such period, the “Advisory Period”). Mr. Berger will also receive a one-time retention payment of $43,709 if he remains employed by the Company until June 30, 2024 and provides the Company with a timely and effective release and waiver of claims following the Separation Date and complies with his obligations under the Agreement. Mr. Berger will be entitled to continued vesting of all outstanding equity awards during the Advisory Period and will remain eligible to receive his 2023 corporate performance bonus.

If the Company terminates Mr. Berger’s employment without Cause (as defined in the Agreement) or due to Mr. Berger’s death or disability before the end of the Advisory Period, (i) all remaining payments in the Advisory Period (which, for clarity, does not include the retention payment described above) will be accelerated and paid to Mr. Berger, (ii) the vesting of all of Mr. Berger’s outstanding equity awards will be accelerated as to the number of shares that would have vested as of June 30, 2024 and (iii) Mr. Berger will be entitled to continuing health insurance coverage through the Separation Date and COBRA premium payments from the Separation Date until December 31, 2024 (collectively, the “Severance Benefits”). Mr. Berger’s right to receive the Severance Benefits are subject to the Agreement becoming effective before the Separation Date and Mr. Berger complying with his obligations under the Agreement, including providing the Company with an effective general release of claims in favor of the Company.

Beginning on the Separation Date and continuing through December 31, 2024, unless terminated earlier by either party (the “Consulting Period”), Mr. Berger will provide consulting services to the Company on a part-time basis. As consideration for Mr. Berger’s consulting services during the Consulting Period, Mr. Berger will be eligible to vest as to any performance-based equity awards, but all time-based vesting for his outstanding equity awards will cease as of the Separation Date.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Transition and Consulting Agreement by and between the Company and David B. Berger, effective December 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ SHANNON M. HANSEN
Shannon M. Hansen
Chief Legal, Privacy & Compliance Officer; Secretary
Date: December 8, 2023
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